UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2023

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2023, Loop Industries, Inc. (the “Company” or “Loop”) entered into an agreement (the “Agreement”) by and between the Company and SK Geo Centric Co., Ltd (“SKGC”). Pursuant to the Agreement, the Company and SKGC agreed to form a new company (the “Venture Company”) headquartered in Singapore to deploy Loop’s depolymerization technology in the Asian market through one or more subsidiaries. SKGC will contribute 51% and Loop will contribute 49% of the initial equity capital of the Venture Company.

The initial board of directors of the Venture Company will be comprised of three directors appointed by SKGC and two directors appointed by Loop. SKGC will be responsible for the construction and operation of the Venture Company’s manufacturing facilities, subject to the terms of the relevant governing documents, and for facilitating debt financing for the Venture Company pursuant to the terms of the Agreement.

The Agreement provides that Loop and SKGC will use commercially reasonable efforts to cause the Venture Company to acquire from SKGC real estate located in Ulsan, South Korea for the purposes of constructing an initial rPET product plant, with such plant to be mutually designed by Loop and SKGC. The commencement of construction of the initial rPET product plant is subject to the satisfaction of obtaining the final investment decision of each of Loop and SKGC, and other customary closing conditions.

Pursuant to the Agreement, the Venture Company will enter into (i) a technology license agreement with Loop (the “Loop Technology License Agreement”), (ii) a service agreement with SKGC, and (iii) a sales and marketing agreement with Loop and SKGC, each on terms to be mutually agreed upon by the parties. Loop and SKGC will provide research and development services to the Venture Company and may enter into a joint development agreement with the Venture Company on terms to be agreed upon by the board of directors of the Venture Company.

Pursuant to the Agreement, the Venture Company will be granted the licenses under the Loop Technology License Agreement on an exclusive basis as set forth therein for a period of six years following the date on which Loop and SKGC agree to a basic design package regarding the initial rPET product plant, subject to extension or early termination under certain conditions as described in the Agreement.

Additionally, for the duration of the exclusivity period referred to in the previous paragraph, Loop granted SKGC a right of first refusal in respect of any plans to directly or indirectly develop any manufacturing facility in the United States or Canada for the manufacture of rPET products.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to a future periodic or current report of the Company.

Item 7.01. Regulation FD Disclosure.

On May 2, 2023, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: May 2, 2023	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

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